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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
VISTA MEDICAL TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VISTA MEDICAL TECHNOLOGIES, INC.
5451 Avenida Encinas, Suite A
Carlsbad, CA 92008

April 26, 2002

To the Stockholders of
VISTA MEDICAL TECHNOLOGIES, INC.

        You are cordially invited to attend the Annual Meeting of the Stockholders of Vista Medical Technologies, Inc., to be held on Wednesday, June 5, 2002 at 10:00 a.m. at the Sheraton San Diego Hotel & Marina (West Tower) located at 1590 Harbor Island Drive, San Diego, California.

        Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

        If you do not plan to attend the Annual Meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

        We look forward to seeing you at the Annual Meeting.

Sincerely,

John R. Lyon, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

        In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

VISTA MEDICAL TECHNOLOGIES, INC.
5451 Avenida Encinas, Suite A
Carlsbad, California 92008

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 5, 2002

To the Stockholders of
    VISTA MEDICAL TECHNOLOGIES, INC.

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Vista Medical Technologies, Inc. (the "Company") will be held at the Sheraton San Diego Hotel & Marina (West Tower) located at 1590 Harbor Island Drive, San Diego, California on Wednesday, June 5, 2002 at 10:00 a.m. (the "Annual Meeting") for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

  1.
  To elect two Class I directors for a term of three years or until their successors are duly elected and qualified. The Board of Directors has nominated the following persons for election at the Annual Meeting: Nicholas B. Binkley and Larry M. Osterink.

  2.
  To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2002.

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on April 12, 2002 are entitled to notice of and to vote at the Annual Meeting. The transfer books will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

        All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy will assist us in preparing for the Annual Meeting.

By Order of the Board of Directors
Stephen A. Gorgol Chief Financial Officer, Vice President of Finance and Secretary

Carlsbad, California
April 26, 2002

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

VISTA MEDICAL TECHNOLOGIES, INC.
5451 Avenida Encinas, Suite A
Carlsbad, California 92008

PROXY STATEMENT

For the Annual Meeting of Stockholders
To Be Held
June 5, 2002

        The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of Vista Medical Technologies, Inc., a Delaware corporation (the "Company" or "Vista"), for use at the annual meeting of stockholders to be held on June 5, 2002 (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m. at the Sheraton San Diego Hotel & Marina (West Tower) located at 1590 Harbor Island Drive, San Diego, California. Stockholders of record on April 12, 2002 will be entitled to notice of and to vote at the Annual Meeting. These proxy solicitation materials were first mailed to stockholders on or about April 29, 2002.

        The mailing address of the principal executive office of the Company is 5451 Avenida Encinas, Suite A, Carlsbad, California 92008.

PURPOSE OF THE MEETING

        The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders ("Notice"). Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION

VOTING

        On April 12, 2002, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 4,936,520 shares of the Company's common stock, par value $.01 (the "Common Stock"), were issued and outstanding. No shares of the Company's preferred stock, par value $0.01, were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on April 12, 2002. Stockholders may not cumulate votes in the election of directors.

        All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

PROXIES

        If the enclosed Proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted FOR the election of the directors proposed by the Board unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, the Proxy will be voted FOR the approval of Proposal 2 described in this Proxy Statement and the accompanying Notice. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Chief Financial Officer of the Company at the Company's principal executive offices at 5451 Avenida Encinas, Suite A, Carlsbad,

California 92008, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

        The cost of soliciting proxies will be paid by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation material. Solicitation will be made primarily through the use of the mail but regular employees of the company may, without additional remuneration, solicit proxies personally by telephone or telegram. The Company has contracted with Equiserve Trust Company, N.A. ("Equiserve) to solicit proxies on the Board of Directors' behalf.

        The anticipated cost of the proxy distribution expenses by Equiserve is approximately $2,000. Equiserve will mail a search notice to banks, brokers, nominees and street-name accounts to develop a listing of stockholders, distribute proxy material to brokers and banks for subsequent distribution to beneficial holders of stock, and solicit proxy responses from holders of the Company's Common Stock.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

GENERAL

        The Company's Certificate of Incorporation, as amended, provides for a classified Board of Directors consisting of three classes of directors with three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The Board currently consists of six persons. The class whose term of office expires at the Annual Meeting currently consists of two directors. Each director elected to this class will serve three years, expiring at the 2005 annual meeting of stockholders, or until his successor has been duly elected and qualified. Each of the nominees listed below is currently a director of the Company. Only directors who are members of the class of directors whose term expires at the Annual Meeting will be elected at the Annual Meeting, and proxies cannot be voted for a greater number of directors than two.

NOMINEES FOR THE TERM ENDING AT THE 2005 ANNUAL MEETING OF STOCKHOLDERS

        Two directors are to be elected at the annual meeting for a three-year term ending in 2005. The Board of Directors has nominated Nicholas B. Binkley and Larry M. Osterink for re-election to this class. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the re-election of Mr. Binkley and Dr. Osterink. The Company expects that Mr. Binkley and Dr. Osterink will accept such nomination. In the event that either Mr. Binkley or Dr. Osterink is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee or nominees designated by the present Board of Directors. The term of office of the persons elected as directors will continue until such director's term expires in 2005 or until such director's successor has been elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

NOMINEES

        The following table sets forth information regarding the nominees for Class I directors with terms expiring in 2005.

Name	Year First Elected Director	Age	Class Termination Year	Position
Nicholas B. Binkley	1995	56	2005	Director
Larry M. Osterink	1995	61	2005	Director

Business Experience of Incumbent Directors with Terms Ending Upon the 2005 Annual Meeting of Stockholders

        NICHOLAS B. BINKLEY.    Mr. Binkley has served as a Director of the Company since July 1995. In June 1993, Mr. Binkley was one of the founding principals of Forrest Binkley & Brown L.P., the managing general partner of SBIC Partners, L.P., a private equity investment fund licensed as a small business investment company by the U.S. Small Business Administration. From 1977 Mr. Binkley served in a variety of senior executive positions at Security Pacific Corporation, including Chairman and Chief Executive Officer of Security Pacific Financial Services System, Security Pacific's non-banking subsidiary, from 1981, and Vice Chairman of the Board of Directors of Security Pacific from 1991. In April 1992, Mr. Binkley became Vice Chairman of the Board of Directors of BankAmerica Corporation, following the merger of Security Pacific into BankAmerica, serving in such capacity until his resignation in May 1993. Mr. Binkley is a director of Golden State Vintners, Inc. and several privately—held companies. Mr. Binkley is a graduate of The Colorado College and holds a Masters degree from Johns Hopkins School of Advanced International Studies.

        LARRY M. OSTERINK.    Dr. Osterink has been a Director of the Company since July 1995. Dr. Osterink is President of Arts Attack, a private company supplying art curriculum to the educational market. From January 1998 to September 2001, he was Executive Vice President of Clinicon Corporation. From 1993 until 1998, Dr. Osterink served as President of Medical Optics Inc., a subsidiary of Kaiser Aerospace. From 1984 to 1992, Dr. Osterink was President of Kaiser Electro-Optics Inc. and from 1979 to 1984 he was General Manager of the Industrial Laser Division of SpectraPhysics Inc. Dr. Osterink graduated from Michigan State University and holds a Ph.D. in Electrical Engineering from Stanford University.

Business Experience of Directors with Terms Ending Upon the 2003 Annual Meeting of Stockholders

        GEORGE B. DEHUFF.    Mr. DeHuff has served as a Director of the Company since June 2001. Mr DeHuff was appointed President and Chief Executive Officer of BI Incorporated in May 2001. Prior to BI, Mr. DeHuff was President and Chief Executive Officer of Davita Inc. (formerly Total Renal Care) from 1999. From 1994 to 1999 Mr. DeHuff served in various senior executive capacities with American Medical Response, including President and Chief Executive Officer from 1997. From 1991 to 1994 Mr. DeHuff was President and Chief Executive Officer of LifeFleet, Inc. Mr. DeHuff holds an MBA from the University of Michigan-Ann Arbor.

        DANIEL J. HOLLAND.    Mr. Holland has served as a Director of the Company since July 1995. Mr. Holland is a General Partner of One Liberty Fund III, a venture capital fund organized in 1995. He served as President of Morgan, Holland Ventures Corporation until 1995 when he was appointed Senior Officer of One Liberty Ventures, Inc., formerly Morgan, Holland Ventures Corporation. He has also served as a Managing General Partner of Morgan, Holland Fund and Morgan, Holland Fund II since 1981 and 1988, respectively. Mr. Holland is a director of MatrixOne, Inc. and several privately-held companies. Mr. Holland holds a B.S. in mechanical engineering from The Massachusetts Institute of Technology and an MBA from Harvard Business School.

Business Experience of Directors with Terms Ending Upon the 2004 Annual Meeting of Stockholders

        JAMES C. BLAIR.    Dr. Blair has served as Chairman of the Board and a Director of the Company since July 1995. Dr. Blair has been a Managing Member of Domain Associates, L.L.C., a venture capital management company, since 1985. From 1969 to 1985, Dr. Blair was an officer of three investment banking and venture capital firms. Dr. Blair is a director of Amylin Pharmaceuticals, Inc. and Aurora Biosciences Corp., both biopharmaceutical companies. Dr. Blair is a graduate of Princeton University and holds MSE and Ph.D. degrees from the University of Pennsylvania.

        JOHN R. LYON.    Mr. Lyon co-founded the Company in July 1993 and has served as President since July 1993, as Chief Executive Officer since December 1996 and as a director of the Company since July 1995. Prior to co-founding Vista Medical, Mr. Lyon served for three years with Cooper Companies, as President of the International Division within Cooper's Health Care Group from January 1991 through December 1992, and as President of CooperSurgical, a manufacturer and distributor of minimally invasive surgical products, from January 1992 through January 1993. Mr. Lyon also was employed by Kaiser Aerospace in a business development role from February 1993 until Vista Medical was founded in July 1993. Mr. Lyon holds a B.A. from the University of Durham, United Kingdom.

BOARD COMMITTEES AND MEETINGS

        The Board of Directors held five meetings during the fiscal year ended December 31, 2001 (the "2001 Fiscal Year"). The Board of Directors has an Audit Committee and a Compensation Committee. All of the Company's six directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during the 2001 Fiscal Year. The Compensation Committee held four meetings during the 2001 Fiscal Year and acted by unanimous written consent three times during the 2001 Fiscal Year. The Audit Committee met four times during the 2001 Fiscal Year.

        The Company has a standing Compensation Committee currently composed of Dr. Blair and Mr. Binkley. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for executive officers and key employees of the Company, including salary and stock options. The Committee is also responsible for granting stock awards, stock options and stock appreciation rights and other awards to be made under the Company's existing incentive compensation plans. The Company also has a standing Audit Committee composed of Mr. Holland, Mr. Binkley and Dr. Osterink, each of whom is independent (as defined in the listing standards of the National Association of Securities Dealers). The Audit Committee assists in selecting the Company's independent auditors and in designating services to be performed by, and maintaining effective communication with, those auditors. The Board of Directors has adopted a written charter for the Audit Committee.

DIRECTOR COMPENSATION

        The Company reimburses its directors for all reasonable and necessary travel and other incidental expenses incurred in connection with their attendance at meetings of the Board. Under the Company's 1997 Stock Option/Issuance Plan, as amended (the "Plan"), which was adopted in February 1997 and amended in March and May 1997, and again in June 2001, beginning with the first Annual Meeting following the Company's initial public offering in July 1997, each non-employee director who is first elected to the Board will automatically receive an option to purchase 3,750 shares of Common Stock for the first year of the director's Board term and 1,250 shares of Common Stock for each additional year remaining on the director's Board term following the automatic option grant. Each director who is currently serving on the Board will receive an option to purchase 1,250 shares of Common Stock for each additional year for which he is elected as a director. Therefore, each of the nominees, if elected, will receive an option to purchase 1,250 shares of Common Stock for each additional year for which he is elected as a director. These options will have an exercise price equal to 100% of the fair market value of the Common Stock on the grant date. The grant of 3,750 shares will become exercisable in equal monthly installments over four years of Board service completed by the director following such grant, and the grants of 1,250 shares will become exercisable at the end of one year of Board service completed by the director following the date of grant. However, the shares will immediately vest in full upon changes in control or ownership of the Company or upon the optionee's death or disability.

        Under the Company's 1995 Stock Option Plan (the "Predecessor Plan"), each non-employee director received a fully vested option to purchase 1,125 shares of Common Stock in December 1996, and Mr. Lyon received an option to purchase 2,812 shares of Common Stock. The option grant to Mr. Lyon vests over five years, subject to acceleration upon a change of control. Fifty percent of the shares subject to Mr. Lyon's option will immediately vest in the event the Company is acquired by a merger or asset sale, unless the Company's repurchase rights with respect to those shares are transferred to the acquiring entity. The other 50% of the shares will immediately vest if Mr. Lyon is terminated without cause within two years of the merger or asset sale.

VOTE REQUIRED

        Directors are elected by a plurality of votes cast. Votes withheld and broker non-votes are not counted toward a nominee's total.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board of Directors unanimously recommends a vote FOR the nominees listed above.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT AUDITORS

        The Board of Directors has appointed the firm of Ernst & Young LLP, independent public auditors for the Company during the 2001 Fiscal Year, to serve in the same capacity for the year ending December 31, 2002, and is asking the stockholders to ratify this appointment.

VOTE REQUIRED

        The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Ernst & Young LLP. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

        A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

AUDIT FEES

        The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2001 and for review of the financial statements included in our quarterly reports were approximately $99,500.

ALL OTHER FEES

        The aggregate fees billed for services rendered by Ernst & Young LLP other than those related to the company's financial statements for the year ended December 31, 2001 were approximately $12,000. The audit committee of the board of directors has determined that the services rendered by Ernst & Young LLP are compatible with maintaining its independence.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2002.

AUDIT COMMITTEE REPORT

        The following is the report of the audit committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2001, included in the Company's Annual Report on Form 10-K for that year.

        The audit committee has reviewed and discussed these audited financial statements with management of the Company.

        The audit committee has discussed with the Company's independent auditors, Ernst & Young LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as amended, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

        The audit committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit

Committees") as amended, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP from the Company.

        Based on the review and discussions referred to above in this report, the audit committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors
Daniel J. Holland Nicholas B. Binkley Larry M. Osterink

OWNERSHIP OF SECURITIES

        The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of January 31, 2002, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock, (ii) each director and nominee for director, (iii) the executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information section of this Proxy Statement and (iv) all current directors and executive officers as a group.

        Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable. Share ownership in each case includes shares issuable upon exercise of certain outstanding options as described in the footnotes below. The address for those individuals for which an address is not otherwise indicated is: 5451 Avenida Encinas, Suite A, Carlsbad, California 92008.

Name and Address of Beneficial Owner	Number of Shares	Percentage Beneficially Owned(1)
Funds advised by Domain Associates(2) One Palmer Square Princeton, NJ 08542	1,050,525	21.4%
State of Wisconsin Investment Board Post Office Box 7842 Madison, WI 53707	945,000	19.2%
SBIC Partners, L.P. 201 Main Street, Suite 2302 Fort Worth, TX 76102	452,523	9.2%
Medtronic Asset Management, Inc. 7000 Central Avenue NE Minneapolis, MN 55432	401,318	8.2%
James C. Blair(3)	1,061,253	21.6%
Nicholas B. Binkley(4)	458,836	9.3%
Daniel J. Holland(5)	171,541	3.5%
John R. Lyon(6)	129,817	2.6%
Allen Newman(7)	63,749	1.3%
Larry Osterink(8)	39,563	*
John Kennedy(9)	35,313	*
Stephen Gorgol(10)	18,000	*
George B. Dehuff (11)	4,376	*
All directors and executive officers as a group (9 persons)(12)	1,982,448	40.3%

*
Less than 1%

(1)
Percentage of ownership is based on 4,936,520 shares of Common Stock outstanding on January 31, 2002. Shares of Common Stock subject to stock options which are currently exercisable or will become exercisable within 60 days after January 31, 2002, are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

(2)
Includes 1,030,182 shares beneficially owned by Domain Partners III, L.P., 15,468 shares beneficially owned by DP III Associates, L.P. and 4,875 shares beneficially owned by Domain Associates L.L.C. Dr. Blair is a general partner of One Palmer Square Associates, II, L.P., which is the general partner of Domain Partners II, L.P., and he is also a general partner of One Palmer Square Associates, III, L.P., the general partner of Domain Partners III, L.P. and DP III Associates. Dr. Blair has an indirect beneficial ownership of these shares. Dr. Blair is a managing member of Domain Associates L.L.C. Excludes 231,684 shares beneficially owned by BIL. Pursuant to a contractual agreement, Domain Associates L.L.C. is the U.S. venture capital advisor to BIL. Domain Associates L.L.C. has neither voting nor investment power over BIL and Dr. Blair and Domain Associates L.L.C. disclaim beneficial ownership of the BIL shares.

(3)
Includes 4,688 shares issuable upon exercise of options exercisable within 60 days of January 31, 2002. Also includes 1,030,182 shares beneficially owned by Domain Partners III, L.P., 6,040 shares owned by Dr. Blair, 15,468 shares beneficially owned by DP III Associates, L.P. and 4,875 shares beneficially owned by Domain Associates L.L.C. Dr. Blair is a general partner of One Palmer Square Associates, II, L.P., which is the general partner of Domain Partners II, L.P., and he is also a general partner of One Palmer Square Associates, III, L.P., the general partner of Domain Partners III, L.P. and DP III Associates. Dr. Blair has an indirect beneficial ownership of these shares. Dr. Blair is a managing member of Domain Associates L.L.C. Excludes 231,684 shares beneficially owned by BIL. Pursuant to a contractual agreement, Domain Associates L.L.C. is the U.S. venture capital advisor to BIL. Domain Associates L.L.C. has neither voting nor investment power over BIL and Dr. Blair and Domain Associates L.L.C. disclaim beneficial ownership of the BIL shares.

(4)
Includes 5,063 shares issuable upon exercise of options exercisable within 60 days of January 31, 2002. Also includes 1,250 shares beneficially owned by The Binkley Family Trust, of which Mr. Binkley is a trustee, and 452,523 shares beneficially owned by SBIC Partners, L.P., a Texas limited partnership ("SBIC Partners"). SBIC Partners is the beneficial owner of all shares of the Company's Common Stock registered in its name. Forrest Binkley & Brown L.P., a Texas limited partnership ("FBB"), is the managing general partner of SBIC Partners, and Forrest Binkley & Brown Venture Co., a Texas corporation ("Venture Co."), is the sole general partner of FBB. Mr. Binkley is a limited partner of FBB, and is an executive officer, director and shareholder of Venture Co. Mr. Binkley disclaims beneficial ownership with respect to all shares of Common Stock owned by SBIC Partners, except to the extent of his pecuniary interest therein.

(5)
Includes 250 shares owned by Mr. Holland and 9,563 shares issuable upon exercise of options exercisable within 60 days of January 31, 2002. Also includes 161,728 shares beneficially owned by One Liberty Fund III, L.P. Mr. Holland is a general partner of One Liberty Partners III, L.P., which is a general partner of One Liberty Fund III, L.P. Mr. Holland disclaims beneficial ownership with respect to all shares of Common Stock owned by One Liberty Fund III, L.P.

(6)
Includes 75,249 shares issuable upon exercise of options exercisable within 60 days of January 31, 2002.

(7)
Includes 41,250 shares issuable upon exercise of options exercisable within 60 days of January 31, 2002.

(8)
Includes 9,563 shares issuable upon exercise of options exercisable within 60 days of January 31, 2002.

(9)
Includes 23,651 shares issuable upon exercise of options exercisable within 60 days of January 31, 2002.

(10)
Includes 12,031 shares issuable upon exercise of options exercisable within 60 days of January 31, 2002.

(11)
Includes 4,376 shares issuable upon exercise of options exercisable within 60 days of January 31, 2002.

(12)
Includes 185,434 shares issuable upon exercise of options exercisable within 60 days of January 31, 2002. See also footnotes 2, 3, 4 and 5.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

        The executive officers and key employees of the Company as of January 31, 2002, are as follows:

Name	Age	Position
John R. Lyon	56	President, Chief Executive Officer and Director
John (Jed) Kennedy	44	Executive Vice President and Chief Operating Officer
Allen Newman	51	Senior Vice President
Stephen Gorgol	43	Chief Financial Officer, Vice President of Finance and Secretary

        JOHN R. LYON.    Mr. Lyon is a Class III director nominee of the Company. See "Election of Directors" for a discussion of Mr. Lyon's business experience.

        JED KENNEDY.    Mr. Kennedy joined Vista Medical in January 1997 as Vice President of Research and Development, was appointed Vice President/General Manager of Westborough Operations in January 2000 until being appointed Executive Vice President and Chief Operating Officer in December 2000. Prior to joining Vista, Mr. Kennedy held various positions in Manufacturing, Quality Engineering and Product Development at Smith & Nephew Endoscopy from 1984 through January 1997. From 1996 through January 1997 he was the Group Director of Product Development responsible for managing all Divisional Product Development activities. From 1993 through 1996, Mr. Kennedy was Director, Research and Development responsible for the management of four technology product development groups. Prior to 1984, he held various engineering positions at Honeywell's Electro-Optics and Avionics divisions. Mr. Kennedy received a BS Manufacturing Engineering from Boston University in 1979.

        ALLEN NEWMAN.    Mr. Newman joined Vista Medical in June 1994 and served as the Company's Vice President, Business Development until being appointed Vice President and General Manager of Head, Neck & Spine Microsurgery in December 1996. He was appointed Senior Vice President in January 2000. Prior to joining Vista, Mr. Newman served as President of Newman Medical, a medical consultancy, from October 1992 through June 1994. Previously, he served as Vice President of Business Development at Birtcher Medical Systems from March through October 1992 and in various sales and management positions at Karl Storz Endoscopy America from 1982 through February 1992, serving as Vice President, Sales and Marketing from 1989. Mr. Newman holds a B.A. from California State University (Sonoma) and graduated from the Medical Marketing Program of the John E. Anderson Graduate School of Business at the University of California, Los Angeles.

        STEPHEN A. GORGOL.    Mr. Gorgol joined Vista Medical in February 1997 and served as Director of Finance and Administration until December 2000 when he was appointed Vice President of Finance and Chief Financial Officer. Prior to joining Vista, Mr. Gorgol served as Corporate Controller of Voicetek Corporation, a telecommunications company, from 1991 through August 1996. Mr. Gorgol received a BS in Accounting from Plymouth State College in 1980.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

        The following table provides summary information concerning the compensation earned, by the Company's Chief Executive Officer and each of the three other most highly compensated executive officers of the Company, for services rendered in all capacities to the Company for the fiscal years ended December 31, 1999, 2000 and 2001. No executive officers who would have otherwise been included in such table on the basis of salary and bonus earned for the 2001 fiscal year has been excluded by reason of his or her termination of employment or change in executive status during that year. The listed individuals shall be hereinafter referred to as the "Named Executive Officers" in this Proxy Statement.

SUMMARY COMPENSATION TABLE(1)

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary(1)	Bonus	Securities Underlying Options/SARS(#)	All Other Compensation
John R. Lyon President, Chief Executive Officer and Director	1999 2000 2001	$199,451 205,362 208,200	— — 10,000	12,500 — —	— — —
John (Jed) Kennedy Executive Vice President and Chief Operating Officer	1999 2000 2001	130,604 152,990 190,000	— — 10,000	13,750 3,000 —	— — —
Allen Newman Senior Vice President	1999 2000 2001	153,726 158,641 177,324	— — 10,000	7,500 — —	— — —
Stephen A. Gorgol Chief Financial Officer, Vice President of Finance and and Secretary	1999 2000 2001	86,954 97,038 120,000	— — 10,000	5,000 7,500 10,000	— — —

(1)
Includes amounts deferred pursuant to the Company's 401(k) Plan.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

        The following table sets forth information concerning stock option grants made to each of the Named Executive Officers for the 2001 Fiscal Year. The Company granted no stock appreciation rights ("SARs") to Named Executive Officers during 2001.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name	Number of Securities Underlying Options Granted(3)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share(1)	Expiration Date	5%	10%
John R. Lyon	—	—%	$—	—	$—	$—
John(Jed)Kennedy	—	—	—	—	—	—
Allen Newman	—	—	—	—	—	—
Stephen A. Gorgol	10,000	47.0	3.48	04/28/2011	21,885	55,464

(1)
The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the dates the respective options were granted as determined by the Board in accordance with certain provisions of the 1997 Stock Option/Stock Issuance Plan based on the closing selling price per share of a share of Common Stock on the date in question as reported by the Nasdaq National Market. The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date or may be paid with the proceeds from a same-day sale of the purchased shares. The Company also has authority to finance the optionee's exercise of the option by loaning such individual on a full-recourse basis sufficient funds to cover the exercise price for the purchased shares, together with any federal and state withholding tax liability incurred by the optionee in connection with the option purchase.

(2)
The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Commission. The price used for computing this appreciation is the exercise price of the options. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% or 10% levels or at any other defined level.

(3)
Each of the options granted have a maximum term of ten years measured from the applicable grant date, subject to earlier termination in the event of the optionee's cessation of service with the Company. Each of the options granted will become exercisable in equal monthly installments over the next 48 months of service thereafter. However, each of the options will immediately become exercisable for all of the option shares in the event the Company is acquired by a merger or asset sale, unless the options are assumed by the acquiring entity, or in the event there is a hostile change in control or ownership of the Company. The grant date for the options granted to Mr. Gorgol is June 7, 2001.

OPTION EXERCISES AND HOLDINGS

        The following table provides information concerning option exercises during 2001 by the Named Executive Officers and the value of unexercised options held by each of the Named Executive Officers as of December 31, 2001. No SARs were exercised during 2001 or outstanding as of December 31, 2001.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at December 31, 2001		Value of Unexercised In-The-Money Options At December 31, 2001(3)
Name	Shares Acquired on Exercise(#)	Value Realized(1)
			Exercisable(2)	Unexercisable	Exercisable(2)	Unexercisable
John R. Lyon	—	—	74,124	9,875	$97,420	$0
John(Jed) Kennedy	—	—	22,219	12,656	1,450	0
Allen Newman	—	—	40,625	5,625	52,913	0
Stephen A. Gorgol	—	—	10,688	17,437	0	0

(1)
"Value realized" is calculated on the basis of the fair market value of the Common Stock on the date of exercise minus the exercise price and does not necessarily indicate that the optionee sold such stock.

(2)
The options are immediately exercisable; however, any shares purchased upon exercise may be subject to rights of repurchase on the part of the Company which lapse at various times over the next five years.

(3)
"Value" is defined as fair market price of the Common Stock at fiscal year-end ($2.46) less exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee of the Company's Board of Directors currently consists of Dr. Blair and Mr. Binkley. Neither of these individuals was an officer or employee of the Company at any time during the 2001 Fiscal Year or at any other time. Mr. Lyon, the Company's President and Chief Executive Officer, participated in the deliberations of the Compensation Committee regarding executive compensation that occurred during 2001, but did not take part in the deliberations regarding his own compensation.

        No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

EMPLOYMENT ARRANGEMENTS AND CHANGE IN CONTROL AGREEMENTS

        Pursuant to an agreement entered into on December 28, 1998, the Company has agreed to continue to pay Mr. Lyon his salary, and to continue to provide certain health care benefits, for a period of twelve (12) months in the event of his involuntary termination following a change in control of the Company.

        Fifty percent of certain unvested shares subject to options outstanding to the Company's executive officers will immediately vest if the Company is acquired by a merger or asset sale, unless the Company's repurchase rights with respect to those shares are transferred to the acquiring entity. The other 50% of these shares vest if the employee is terminated without cause within two years of the merger or asset sale.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to the Company's executive officers under the Company's 1997 Stock Option/Stock Issuance Plan.

        The Compensation Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. The Company is engaged in a very competitive industry, and the Company's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

        GENERAL COMPENSATION POLICY.    The Compensation Committee's policy is to provide the Company's executive officers with compensation opportunities which are based upon their personal performance, the financial performance of the Company and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance; (ii) annual variable performance awards payable in cash and tied to the Company's achievement of performance goals and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders.

        FACTORS.    The principal factors that were taken into account in establishing each executive officer's compensation package for the 2001 fiscal year are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

        BASE SALARY.    In setting base salaries, the Compensation Committee reviewed published compensation survey data for its industry. The Committee also identified a group of companies for comparative compensation purposes for which it reviewed detailed compensation data incorporated into their proxy statements. The base salary for each officer reflects the salary levels for comparable positions in the published surveys and the comparative group of companies, as well as the individual's personal performance and internal alignment considerations. Each executive officer's base salary is adjusted each year on the basis of (i) the Compensation Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. The Company's performance and profitability may also be a factor in determining the base salaries of executive officers.

        ANNUAL INCENTIVES.    Annual incentives in the form of cash bonuses are awarded by the Compensation Committee based upon its evaluation of the performance of each executive officer and the achievement of the Company's performance goals during the year which included revenue growth, operating income, earnings per share and product commercialization. In 2001, there were no annual incentive compensation awards made to the Named Executive Officers. However, a discretionary bonus of $10,000 was paid to each of the Named Executive Officers.

        LONG TERM INCENTIVES.    Generally, stock option grants are made annually by the Compensation Committee to each of the Company's executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). Each option becomes exercisable in a series of installments over a five-year period, contingent upon the officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term.

        The size of the option grant to each executive officer, including the Chief Executive Officer, is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

        CEO COMPENSATION.    In setting the total compensation payable to Mr. Lyon, the Company's President and CEO for the 2001 fiscal year, the Compensation Committee sought to make that compensation competitive with the compensation paid to the chief executive officers of the companies in the surveyed group, while at the same time assuring that a significant percentage of compensation was tied to Company performance and achievement of its goals.

        The Compensation Committee adjusted Mr. Lyon's base salary for the 2001 fiscal year over the 2000 fiscal year level in recognition of his personal performance and with the objective of maintaining his base salary at a competitive level when compared with the base salary levels in effect for similarly situated chief executive officers. Mr. Lyon did not receive an incentive bonus during 2001, however a discretionary bonus of $10,000 was paid.

        The Compensation Committee did not award any stock option grants to Mr. Lyon in fiscal 2001.

        COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m).    The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless compensation is performance based. Since the targeted cash compensation of each of the named executive officers is well below the $1 million threshold and the Committee believes that any options granted under the Company's stock option plan will meet the requirement of being performance based under the transition provisions provided in the regulations under Section 162(m), the Committee believes that Section 162(m) will not reduce the tax deduction available to the Company. The Company's policy is to qualify to the extent reasonable its executive officers' compensation for deductibility under applicable tax laws.

        It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

        Submitted by the Compensation Committee of the Company's Board of Directors.

STOCK PERFORMANCE GRAPH

        The graph depicted below shows a comparison of cumulative total stockholder returns for the Company, the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Stock Market—U.S. Index") and the Hambrecht and Quist Healthcare—Excluding Biotech Index (the "H&Q Healthcare—Excluding Biotech Index"). The graph covers the period from January 1, 1998 to December 31, 2001. The total return for the Company's Common Stock and each index assumes that $100 was invested on January 1, 1998 and that all dividends were reinvested, although dividends have not been declared on the Company's Common Stock. The stockholder return shown on the graph below is not necessarily indicative of future performance and the Company will not make or endorse any predictions as to future stockholder returns.

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, Audit Committee Charter, reference to the independence of the Audit Committee members and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the company under those statutes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        All of the Company's officers are employed by the Company at will.

        The Company's Second Restated Certificate of Incorporation eliminates, subject to certain exceptions, directors' personal liability to the Company or its stockholders for monetary damages for breaches of fiduciary duties. The Second Restated Certificate of Incorporation does not, however, eliminate or limit the personal liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) any transaction from which the director derived an improper personal benefit.

        The Company's Restated Bylaws provide that the Company shall indemnify its directors and executive officers to the fullest extent permitted under the Delaware General Corporation Law and may indemnify its other officers, employees and other agents as set forth in the Delaware General Corporation Law. In addition, the Company has entered into indemnification agreements with its directors and officers. The indemnification agreements contain provisions that require the Company, among other things, to indemnify its directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as directors or executive officers of the Company or other entities to which they provide service at the request of the Company and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and officers. The Company has obtained an insurance policy covering directors and officers for claims that such directors and officers may otherwise be required to pay or for which the Company is required to indemnify them, subject to certain exclusions.

        As of the date of this Proxy Statement, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based solely on a review of the copies of such reports furnished to the Company, or written representations that no Form 5 reports were required, the Company believes that, during the period from January 1, 2001 through December 31, 2001, all reporting requirements under Section 16(a) were met in a timely manner by its directors, executive officers and greater than ten percent beneficial owners.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

        Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2003 Annual Meeting must be received no later than December 31, 2002, in order that they may be included in the proxy statement and form of proxy relating to that meeting and must meet all other requirements specified in our bylaws.

ANNUAL REPORT

        A copy of the Annual Report of the Company for the 2001 Fiscal Year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

        THE COMPANY FILED AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION ON OR ABOUT MARCH 29, 2002. STOCKHOLDERS MAY OBTAIN A COPY OF THIS REPORT, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS, WITHOUT CHARGE, BY WRITING TO STEPHEN A. GORGOL, CHIEF FINANCIAL OFFICER AND VICE PRESIDENT OF FINANCE OF THE COMPANY, AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES LOCATED AT 5451 AVENIDA ENCINAS, SUITE A, CARLSBAD, CALIFORNIA 92008.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

THE BOARD OF DIRECTORS OF VISTA MEDICAL TECHNOLOGIES, INC.

Dated: April 26, 2002

DETACH HERE	ZVMDN2

PROXY

VISTA MEDICAL TECHNOLOGIES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints John R. Lyon and Stephen A. Gorgol jointly and severally, as proxies, with full power of substitution and resubstitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Vista Medical Technologies, Inc. to be held on Wednesday, June 5, 2002, or at any postponements or adjournments thereof, as specified on this proxy, and to vote in his discretion on such other business as may properly come before the meeting and any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

VISTA MEDICAL TECHNOLOGIES, INC.

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

THIS IS YOUR PROXY.
YOUR VOTE IS IMPORTANT.

Vista Medical Technologies, Inc. develops, manufactures and markets products that provide information to doctors performing minimally invasive general surgical, cardiac surgical and other selected microsurgical procedures. We also develop and sponsor training and support programs for medical personnel which enhance the adoption of procedures incorporating use of our visualization technology.

		DETACH HERE	ZVMDN1
☒	Please mark votes as in this example.
1.	Election of Directors. Nominees: Nicholas B. Binkley and Larry M. Osterink will stand for election to the Board for terms to expire in 2005.
		FOR BOTH NOMINEES	☐	☐	WITHHELD FROM BOTH NOMINEES
☐
For both nominees except as noted above
		FOR	AGAINST	ABSTAIN
2.	Ratification and Appointment of Ernst & Young LLP as Independent Auditors.	☐	☐	☐

Unless otherwise specified by the undersigned, this proxy will be voted FOR Proposals 1 and 2 and will be voted by the proxyholders at their discretion as to any other matters properly transacted at the Meeting or any adjournments thereof. To vote in accordance with the Board of Directors' recommendations just sign below, no boxes need be checked.
	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐
	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

Please sign exactly as name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the name of more than one person, each should sign.
Signature:	Date:	Signature:	Date:

QuickLinks

PROXY STATEMENT
VOTING RIGHTS AND SOLICITATION
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT
EXECUTIVE OFFICERS AND KEY EMPLOYEES
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE(1)
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING
ANNUAL REPORT
OTHER MATTERS